Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of each subsidiary of CKX, Inc., its jurisdiction of organization, and the percentage ownership held by CKX, Inc.

COMPANIES ORGANIZED IN THE UNITED STATES:
EPE Holding Corporation	Delaware	100%
Elvis Presley Enterprises, Inc.	Tennessee	85%
Elvis Presley Enterprises LLC	Delaware	85%
Elvis Presley’s Memphis LLC	Tennessee	85%
Elvis Anthology, LLC	Tennessee	85%
Meadow Oaks Apartments, Inc.	Tennessee	85%
Elvis Presley’s Heartbreak Hotel, LLC	Tennessee	85%
EPE LV, LLC	Delaware	85%
Cirque EPE Partnership	Nevada	42.5%
Cirque EPE Las Vegas LLC	Nevada	42.5%
Memphis Graceland RV Park & Campground LLC	Tennessee	85%
Craft Manor Apartments Inc.	Tennessee	85%
Elvis Music, Inc.	New York	63.75%
White Haven Music, Inc.	New York	63.75%
Velvet Elvis, Inc.	Tennessee	85%
Erama Resolution Corp.	Delaware	85%
19 Entertainment Inc.	New York	100%
On The Road Productions Inc.	California	100%
All Girl Productions Inc.	California	100%
19 Touring LLC	Delaware	100%
Dance Nation Productions Inc.	Delaware	100%
Southside Productions Inc.	Delaware	100%
19 Recording Services Inc.	Delaware	100%
19 Recordings, Inc.	New York	100%
J2K Productions, Inc.	Delaware	100%
Morra, Brezner, Steinberg & Tennenbaum Entertainment, Inc.	California	100%
Focus Enterprises, Inc.	California	100%
Uncle Dave’s Boondoggle, Inc.	California	100%
CKX G.O.A.T. Holding Corp.	Delaware	100%
G.O.A.T., Inc.	Virginia	100%
Muhammad Ali Enterprises LLC	California	80%
Muhammad Ali Images, Inc.	New York	80%
Ali.com, LLC	Delaware	80%

COMPANIES REGISTERED IN ENGLAND AND WALES:
CKX UK Holdings Limited	100%
19 Entertainment Limited	100%
19 Productions Limited	100%
19 Touring Limited	100%
19 Recordings Limited	100%
19 Brands Limited	100%
19 Merchandising Limited	100%
Freedom Media Limited	100%
Freedom TV Limited	100%
S Club Limited	100%
19 TV Limited	100%
19 Management Limited	100%
Native Management Limited	100%
Double Vision Film Limited	100%
19 Loves Music Limited	100%
19 Artist Tours Limited	100%
Native Publishing Limited	100%
Native Records Limited	100%
Native Songs Limited	100%
Native Music Limited	100%
Brilliant 19 Limited	75%
Shy Records Limited	75%
Animal Beat Limited	66.66%
TLS Management Limited	50%
19 International Sports Management Limited	50%
Ambush Management Limited	50%
TLS Music Limited	50%
Lolli Productions Limited	50%
Kindred Music Limited	50%
19 RM Limited	50%
1966 Entertainment Limited	50%
International Sports Events Limited	50%
Oglesby Writer Management LLC	50%
Beckham Brand Limited	33%
Delirious Recordings Limited	25%
CM Publicity Limited	15%
Popworld Limited	10%

COMPANIES REGISTERED IN GERMANY:
19 Entertainment (Germany) GmbH	100%
19 Touring GmbH	100%